                                                           Exhibit No. EX-99.4.a

                             PLAN OF REORGANIZATION

          This PLAN OF REORGANIZATION (the "Plan"),  made as of this 13th day of
July 2006, is adopted by Delaware Group Tax-Free Fund (the "Trust"), a statutory trust created under the laws of the State of Delaware,  with its principal place of business at 2005 Market Street,  Philadelphia,  Pennsylvania 19103, on behalf of two of its series,  Delaware  Tax-Free USA Fund (the "Acquiring  Fund"),  and
Delaware Tax-Free Insured Fund (the "Acquired Fund").

          The reorganization  (hereinafter  referred to as the "Reorganization")
will consist of: (i) the acquisition by the Acquiring Fund of substantially  all of the property, assets and goodwill of the Acquired Fund in exchange solely for
(a) shares of beneficial  interest,  without par value,  of the Acquiring Fund -
Class A ("Acquiring  Fund Class A Shares"),  (b) shares of beneficial  interest, without par value,  of the  Acquiring  Fund - Class B  ("Acquiring  Fund Class B
Shares"), (c) shares of beneficial interest, without par value, of the Acquiring
Fund - Class C ("Acquiring  Fund Class C Shares");  (ii) the distribution of (a)
Acquiring  Fund Class A shares to the holders of Acquired  Fund - Class A shares
("Acquired  Fund  Class A  Shares"),  (b)  Acquiring  Fund Class B Shares to the
holders of Acquired Fund - Class B Shares ("Acquired Fund Class B Shares"),  and
(c)  Acquiring  Fund Class C Shares to the  holders of  Acquired  Fund - Class C shares ("Acquired Fund Class C Shares"), according to their respective interests in complete  liquidation of the Acquired Fund; and (iii) the  dissolution of the
Acquired Fund as soon as practicable after the closing (as referenced in Section
3 hereof,  hereinafter called the "Closing"),  all upon and subject to the terms and conditions of this Plan hereinafter set forth.

     1.   Sale and Transfer of Assets, Liquidation and
          Dissolution of the Acquired Fund

          (a) Subject to the terms and  conditions of this Plan,  the Trust,  on behalf of the  Acquired  Fund,  will sell,  convey,  transfer and deliver to the
Acquiring  Fund,  at the  Closing  provided  for in  Section  3, all of the then existing  assets  of the  Acquired  Fund  as of the  close  of  business  (which hereinafter  shall be, unless  otherwise noted, the regular close of business of the New York  Stock  Exchange,  Inc.  ("NYSE"))  ("Close  of  Business")  on the
valuation  date  (as  defined  in  Section  3  hereof,  hereinafter  called  the
"Valuation  Date"),  free  and  clear of all  liens,  encumbrances,  and  claims whatsoever (other than shareholders'  rights of redemption and such restrictions as might arise under the  Securities  Act of 1933,  as amended (the "1933 Act"), with respect to privately  placed or otherwise  restricted  securities  that the
Acquired Fund may have acquired in the ordinary course of business),  except for cash,  bank  deposits,  or cash  equivalent  securities  in an estimated  amount necessary (1) to pay the Acquired Fund's costs and expenses of carrying out this
Plan  (including,  but not  limited to,  fees of counsel  and  accountants,  and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the books of the Acquired Fund as liability reserves,  (2) to discharge all of the Acquired  Fund's  Liabilities (as defined below) on its books at the Close of Business on the  Valuation  Date  including, but not limited to, its income  dividends  and capital gains  distributions,  if any, payable for any period prior to, and through,  the Close of Business on the
Valuation  Date, and (3) to pay such  contingent  liabilities as the trustees of the Trust shall  reasonably  deem to exist against the Acquired Fund, if any, at the Close of Business on the  Valuation  Date,  for which  contingent  and other appropriate liability reserves shall be established on the books of the Acquired
Fund (hereinafter "Net Assets"). The Acquired Fund shall also retain any and all rights

that it may have over and  against  any person  that may have  accrued up to and including  the Close of  Business  on the  Valuation  Date.  The Trust shall use
commercially   reasonable  efforts  to  identify  all  of  the  Acquired  Fund's liabilities  debts,  obligations  and  duties  of any  nature,  whether  accrued absolute,  contingent or otherwise ("Liabilities"),  prior to the Valuation Date and shall  discharge  all such known  Liabilities  on or prior to the  Valuation
Date.  In no event will the  Acquiring  Fund  assume or be  responsible  for any
Liabilities of the Acquired Fund.

          (b) Subject to the terms and  conditions of this Plan, the Trust shall deliver to the Acquired  Fund:  (i) the number of Acquiring  Fund Class A Shares determined  by dividing  the net asset value per share of Acquired  Fund Class A
Shares as of the Close of Business on the Valuation  Date by the net asset value per  share of  Acquiring  Fund  Class A Shares  as of Close of  Business  on the
Valuation Date, and multiplying the result by the number of outstanding Acquired
Fund Class A Shares as of Close of  Business  on the  Valuation  Date;  (ii) the
number of  Acquiring  Fund Class B Shares  determined  by dividing the net asset value per share of  Acquired  Fund Class B Shares as of Close of Business on the
Valuation Date by the net asset value per share of Acquiring Fund Class B Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of  outstanding  Acquired  Fund Class B Shares as of Close of Business on
the  Valuation  Date;  and (iii) the  number of  Acquiring  Fund  Class C Shares determined  by dividing  the net asset value per share of Acquired  Fund Class C
Shares as of Close of Business on the Valuation  Date by the net asset value per share of Acquiring  Fund Class C Shares as of Close of Business on the Valuation
Date,  and  multiplying  the result by the number of  outstanding  Acquired Fund
Class C Shares as of Close of Business on the  Valuation  Date.  All such values shall be  determined  in the  manner  and as of the time set forth in  Section 2 hereof.

          (c) As soon as  practicable  following  the  Closing,  the Trust shall dissolve  the  Acquired  Fund and  distribute  pro rata to the  Acquired  Fund's shareholders  of record as of the Close of Business on the Valuation  Date,  the
shares of  beneficial  interest of the  Acquiring  Fund received by the Acquired
Fund  pursuant to this Section 1. Such  dissolution  and  distribution  shall be accomplished  by the  establishment  of  accounts  on the share  records  of the
Acquiring Fund of the type and in the amounts due such shareholders  pursuant to this Section 1 based on their respective holdings of shares of the Acquired Fund as of the  Close  of  Business  on the  Valuation  Date.  Fractional  shares  of beneficial  interest of the Acquiring Fund shall be carried to the third decimal place.  No  certificates  representing  shares  of  beneficial  interest  of the
Acquiring  Fund will be issued  to  shareholders  of the  Acquired  Fund  Shares irrespective  of whether such  shareholders  hold their  shares in  certificated form.

          (d) At the  Closing,  each  outstanding  certificate  that,  prior  to
Closing,  represented shares of beneficial  interest of the Acquired Fund, shall be cancelled and shall no longer evidence ownership thereof.

          (e) At the Closing, each shareholder of record of the Acquired Fund as of the record date (the  "Distribution  Record Date") with respect to any unpaid dividends  and other  distributions  that were  declared  prior to the  Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid  dividends  and  distributions  with respect  to the  shares  of the  Acquired  Fund  that  such  person  had on such
Distribution Record Date.

     2.   Valuation

          (a) The value of the Acquired  Fund's Net Assets to be acquired by the
 Acquiring  Fund  hereunder  shall be  computed  as of Close of  Business  on the
Valuation Date using the valuation  procedures set forth in the Acquired  Fund's currently effective prospectus and statement of additional information.

          (b) The net  asset  value of a share  of  beneficial  interest  of the
Acquiring Fund Class A Shares,  Acquiring Fund Class B Shares and Acquiring Fund
Class C Shares shall be  determined  to the nearest full cent as of the Close of
Business on the Valuation  Date using the valuation  procedures set forth in the
Acquiring  Fund's  currently  effective  prospectus  and statement of additional information.

          (c) The net  asset  value of a share  of  beneficial  interest  of the
Acquired  Fund Class A Shares,  Acquired  Fund Class B Shares and Acquired  Fund
Class C Shares shall be  determined  to the nearest full cent as of the Close of
Business on the Valuation Date,  using the valuation  procedures as set forth in the Acquired Fund's currently  effective  prospectus and statement of additional information.

     3.   Closing and Valuation Date

          The  Valuation  Date shall be July 14,  2006 or such later date as the
          Trust may  designate.  The Closing  shall take place at the  principal office of the Trust,  2005 Market Street,  Philadelphia,  Pennsylvania
          19103 at approximately  9:00 a.m., Eastern Time, on the first business day following the Valuation Date.  Notwithstanding  anything herein to the  contrary,  in the event that on the  Valuation  Date (a) the NYSE shall be closed to trading or trading  thereon  shall be restricted or
          (b) trading or the  reporting of trading on such exchange or elsewhere shall be  disrupted so that,  in the  judgment of the Trust,  accurate appraisal of the value of the net assets of the  Acquired  Fund or the
          Acquiring Fund is impracticable, the Valuation Date shall be postponed until the first  business  day after the day when  trading  shall have been fully resumed without restriction or disruption,  reporting shall have been  restored  and  accurate  appraisal  of the value of the net assets of the Acquired Fund and the Acquiring  Fund is  practicable in the judgment of the Trust.  The Trust shall have provided for delivery as of the  Closing  of those  Net  Assets of the  Acquired  Fund to be transferred to the Acquiring Fund's Custodian, JPMorgan Chase, 4 Chase
          Metrotech  Center,  Brooklyn,  New York 11245.  Also,  the Trust shall deliver at the  Closing a list  (which may be in  electronic  form) of names and addresses of the shareholders of record of its Acquired Fund
          Shares,  and the number of full and  fractional  shares of  beneficial interest of such classes  owned by each such  shareholder,  indicating thereon which such shares are represented by outstanding  certificates and which by book-entry  accounts,  all as of the Close of Business on the  Valuation  Date,  certified  by  its  transfer  agent,  or by its
          President or Vice-President to the best of their knowledge and belief.
          The Trust  shall  issue  and  deliver a  certificate  or  certificates evidencing the registered shares of the Acquiring Fund to be delivered at the Closing to said  transfer  agent or provide  evidence that such shares  of  beneficial  interest  of  the  Acquiring  Fund  have  been registered in an open account on the books of the Acquiring Fund.

     4.   Necessary Findings of Fact by the Trust on behalf of the Acquired Fund

          The  Trust  hereby  designates  the  following  findings  of fact as a necessary pre-condition to the consummation of the Reorganization:

          (a) The Trust is authorized to issue an unlimited  number of shares of beneficial  interest of the Acquired Fund,  without par value.  Each outstanding share of the Acquired Fund is validly issued, fully paid, non-assessable and has full voting rights.

          (b) The financial  statements  appearing in the Acquired Fund's Annual
Report to  Shareholders  for the fiscal year ended August 31,  2005,  audited by
Ernest & Young, LLP, and any unaudited financial statements,  fairly present the financial  position  of the  Acquired  Fund as of the  date  indicated,  and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

          (c) The books and records of the Acquired Fund are true and correct in all  material  respects  and contain no material  omissions  with respect to the business and operations of the Acquired Fund.

          (d) The  statement  of assets and  liabilities  to be furnished by the
Trust as of the Close of  Business  on the  Valuation  Date for the  purpose  of determining the number of shares of beneficial interest of the Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of the Acquired  Fund and  outstanding  shares of beneficial  interest,  as of such date, in conformity with generally accepted  accounting  principles applied on a consistent basis.

          (e) At the Closing,  the Trust,  on behalf of the Acquiring Fund, will have good and  marketable  title to all of the securities and other assets shown on the statement of assets and liabilities  referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately  placed or otherwise  restricted  securities  that it may have  acquired in the ordinary course of business and such  imperfections  of title or  encumbrances  as do not materially  detract  from the value or use of the  assets  subject  thereto,  or materially affect title thereto.

          (f) The Trust has  elected to treat the  Acquired  Fund as a regulated investment  company  ("RIC") for  federal  income tax  purposes  under Part I of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  the
Acquired  Fund is a "fund" as  defined  in Section  851(g)(2)  of the Code,  has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing,  and consummation of the  transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5.   Necessary Findings of Fact by the Trust on behalf of the
          Acquiring Fund

          The  Trust  hereby  designates  the  following  findings  of fact as a necessary pre-condition to the consummation of the Reorganization:

          (a) The Trust is authorized to issue an unlimited  number of shares of beneficial interest,  without par value, of the Acquiring Fund. Each outstanding share of the

Acquiring Fund is fully paid,  non-assessable  and has full voting  rights.  The shares of  beneficial  interest of the Acquiring  Fund to be issued  pursuant to
Section 1 hereof will, upon their issuance, be validly issued and fully paid and non-assessable, and have full voting rights.

          (b) At the Closing, each class of shares of beneficial interest of the
Acquiring Fund to be issued  pursuant to this Plan will be eligible for offering to the public in those states of the United  States and  jurisdictions  in which the  corresponding  class of shares of the Acquired Fund are presently  eligible for  offering  to the  public,  and  there  are an  unlimited  number  of shares registered  under the 1933 Act such that  there is a  sufficient  number of such shares to permit the transfers contemplated by this Plan to be consummated.

          (c) The statement of assets and  liabilities  of the Acquiring Fund to be furnished by the Trust as of the Close of Business on the Valuation  Date for
the purpose of  determining  the number of shares of beneficial  interest of the
Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the net  assets of the  Acquiring  Fund and  outstanding  shares  of  beneficial interest,  as of such date, in conformity  with  generally  accepted  accounting principles applied on a consistent basis.

          (d) At the Closing,  the Trust will have good and marketable  title to all of the  securities  and other  assets  shown on the  statement of assets and liabilities  referred to in subsection (c) above, free and clear of all liens or encumbrances of any nature  whatsoever  except such  restrictions as might arise under the 1933 Act with  respect to  privately  placed or  otherwise  restricted securities that it may have acquired in the ordinary course of business and such imperfections  of title or  encumbrances  as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

          (e) The books and records of the  Acquiring  Fund are true and correct in all material  respects and contain no material  omissions with respect to the business and operations of the Acquiring Fund.

          (f) The Trust has elected to treat the  Acquiring  Fund as a regulated investment  company  ("RIC") for  federal  income tax  purposes  under Part I of
Subchapter M of the Code,  the Acquiring  Fund is a "fund" as defined in Section
851(g)(2)  of the Code,  has  qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing,  and  consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     6.   Necessary  Findings of Fact by the Trust on behalf of the
          Acquired Fund and the Acquiring Fund

     The Trust hereby  designates the following  findings of fact as a necessary pre-condition to the consummation of the Reorganization:

          (a) The Trust is a business  trust created under the laws of the State of Delaware on Delaware 17, 1998,  and is validly  existing and in good standing under the laws of that  state.  The Trust,  of which the  Acquired  Fund and the
Acquiring  Fund are separate  series,  is duly  registered  under the Investment
Company Act of 1940,  as amended  (the "1940 Act"),  as an open-end,  management investment company. Such registration is in full force and effect as of the date hereof  and will be in full force and  effect as of the  Closing  and all of its shares sold have

been sold pursuant to an effective  registration  statement filed under the 1933
Act, except for any shares sold pursuant to the private  offering  exemption for the purpose of raising initial capital.

          (b) The Trust has the  necessary  trust power and authority to conduct its business and the business of the Acquired  Fund and  Acquiring  Fund as such businesses are now being conducted.

          (c) The Trust is not a party to or  obligated  under any  provision of its Agreement and Declaration of Trust, By-Laws, or any material contract or any other  material  commitment  or  obligation,  and is not subject to any order or decree that would be  violated by its  execution  of or  performance  under this
Plan.

          (d) The Trust has full  trust  power and  authority  to enter into and
perform  its   obligations   under  this  Plan,   subject  to  approval  of  the
Reorganization  by the Acquired Fund's  shareholders.  Except as provided in the immediately preceding sentence, the execution,  delivery and performance of this
Plan have been validly authorized, and this Plan constitutes its legal and valid obligation.

          (e) The  Acquired  Fund  does  not  have  any  unamortized  or  unpaid organizational fees or expenses.

          (f) Neither the Trust,  the Acquired  Fund nor the  Acquiring  Fund is
under the  jurisdiction  of a court in a Title 11 or  similar  case  within  the meaning of Section 368(a)(3)(A) of the Code.

          (g) Except as discussed in its currently effective  prospectus,  there are no legal,  administrative or other proceedings or investigations against the
Trust,  the Acquired Fund or the Acquiring  Fund, or, to the Trust's  knowledge, threatened  against any of them,  that would  materially  affect their financial condition or their ability to consummate the  transactions  contemplated by this
Plan.  The Trust,  the Acquired Fund and the Acquiring Fund are not charged with or, to the Trust's knowledge, threatened with, any violation or investigation of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative ruling relating to any aspect of its business.

          (h) There are no known actual or proposed deficiency  assessments with respect to any taxes payable by the Trust.

          (i) It has duly and timely  filed,  on behalf of the Acquired Fund and the  Acquiring  Fund, as  appropriate,  all Tax (as defined  below)  returns and reports (including  information returns),  which are required to be filed by the
Acquired Fund or the Acquiring Fund, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns,  or, in the case of information  returns,  the amount and character of income required to be reported by the Acquired Fund or Acquiring  Fund. On behalf of the Acquired Fund or the  Acquiring  Fund,  as  appropriate,  it has  paid or made  provision  and properly  accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports.  The amounts set up as provisions  for Taxes in the  books  and  records  of  the  Acquired  Fund  or  the  Acquiring  Fund,  as
appropriate,  as of the Close of Business  on the  Valuation  Date will,  to the extent required by generally accepted accounting  principles,  be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which

were or which may be payable by the  Acquired  Fund or the  Acquiring  Fund,  as appropriate, for any periods or fiscal years prior to and including the Close of
Business on the Valuation Date,  including all Taxes imposed before or after the
Close of Business on the Valuation Date that are attributable to any such period or fiscal year.  No return  filed by it, on behalf of the  Acquired  Fund or the
Acquiring  Fund,  as  appropriate,  is currently  being  audited by the Internal
Revenue Service or by any state or local taxing authority. As used in this Plan,
"Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or  political  subdivision  or  authority  thereunder)  income,  gross receipts,  excise,  sales,  use, value added,  employment,  franchise,  profits, property,  ad valorem or other taxes, stamp taxes and duties, fees,  assessments or charges,  whether  payable  directly  or by  withholding,  together  with any interest and any penalties,  additions to tax or additional  amounts  imposed by any  taxing  authority  (foreign  or  domestic)  with  respect  thereto.  To its knowledge,  there  are no  levies,  liens  or  encumbrances  relating  to  Taxes existing,  threatened or pending with respect to the assets of the Acquired Fund or the Acquiring Fund, as appropriate.

          (j) All  information  provided  by the  Trust  for  inclusion  in,  or transmittal  with, the Combined Proxy  Statement and Prospectus  with respect to this Plan pursuant to which approval of the Acquired Fund  shareholders  will be sought,  shall not contain any untrue  statement  of a material  fact or omit to state a material fact required to be stated in order to make the statements made therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading.

          (k) Except for the approval of the Acquired Fund's shareholders of the
Plan, no consent, approval,  authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the  transactions  contemplated  by this Plan,  except as may be required by the
1933 Act, the Securities  Exchange Act of 1934, as amended (the "1934 Act"), the
1940 Act, or state securities laws or Delaware  statutory trust laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

     7.   Obligations of the Trust on behalf of the Acquired Fund

          (a) The Trust shall operate business of the Acquired Fund as presently conducted between the date hereof and the Closing.

          (b) The Trust,  on behalf of the Acquired Fund,  shall not acquire the shares of beneficial  interest of the  Acquiring  Fund for the purpose of making distributions thereof other than to the Acquired Fund's shareholders.

          (c) The Trust shall file, by the Closing,  all of the Acquired  Fund's federal  and other Tax  returns  and  reports  required by law to be filed on or before such date and all  federal  and other Taxes shown as due on said  returns shall have  either  been paid or  adequate  liability  reserves  shall have been provided for the payment of such Taxes.

          (d) At the Closing, the Trust shall provide:

              (1)  A statement of the respective tax basis of all investments to be transferred by the Acquired Fund to the Acquiring Fund.

              (2)  A copy  (which  may be in  electronic  form) of the  Acquired
          Fund's shareholder ledger accounts including,  without limitation, the name, address and taxpayer  identification  number of each shareholder of record,  the number of shares of  beneficial  interest held by each shareholder,  the dividend  reinvestment  elections applicable to each
          shareholder,   and  the  backup   withholding  and  nonresident  alien
          withholding  certifications,  notices  or  records  on file  with  the
          Acquired  Fund  with  respect  to  each  shareholder,  for  all of the shareholders  of record of the Acquired  Fund's shares as of the Close of Business on the Valuation  Date,  who are to become  holders of the
          Acquiring  Fund as a result  of the  transfer  of  assets  that is the subject of this Plan, certified by its transfer agent or its President or its Vice-President to the best of their knowledge and belief.

          (e) The Board of Trustees of the Trust shall call, and the Trust shall hold, a meeting of the Acquired  Fund's  shareholders  to consider and vote upon this Plan (the  "Special  Meeting")  and the Trust shall take all other  actions reasonably necessary to obtain approval of the transactions contemplated herein.
The Trust  shall  mail to each  shareholder  of record  entitled  to vote at the
Special Meeting at which action on this Plan is to be considered,  in sufficient time to  comply  with  requirements  as to  notice  thereof,  a  Combined  Proxy
Statement  and  Prospectus  that  complies  in all  material  respects  with the applicable  provisions of Section 14(a) of the 1934 Act and Section 20(a) of the
1940 Act, and the rules and regulations promulgated thereunder.

          (f) At the  Closing,  the Trust  shall  provide the  statement  of the assets and liabilities described in Section 4(d) of this Plan in conformity with the requirements described in such Section.

     8.   Obligations of the Trust on behalf of the Acquiring Fund

          (a) The shares of  beneficial  interest  of the  Acquiring  Fund to be issued and  delivered  to the Acquired  Fund  pursuant to the terms of Section 1 hereof shall have been duly authorized as of the Closing and, when so issued and delivered,  shall be registered  under the 1933 Act,  validly issued,  and fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof,  other than any rights  deemed to have been  created  pursuant  to this
Plan.

          (b) The Trust shall  operate the  business  of the  Acquiring  Fund as presently conducted between the date hereof and the Closing.

          (c) The Trust shall file, by the Closing,  all of the Acquiring Fund's federal  and other Tax  returns  and  reports  required by law to be filed on or before such date and all  federal  and other taxes shown as due on said  returns shall have  either  been paid or  adequate  liability  reserves  shall have been provided for the payment of such taxes.

          (d) At the Closing,  the Trust shall  provide the  statement of assets and  liabilities  described in Section 5(c) of this Plan in conformity  with the requirements described in such Section.

          (e) The Trust shall have filed with the U.S.  Securities  and Exchange
Commission (the  "Commission")  a Registration  Statement on Form N-14 under the
1933 Act  ("Registration  Statement"),  relating  to the  shares  of  beneficial interest of the Acquiring Fund

issuable  hereunder,  and shall have used its best  efforts to provide that such
Registration Statement becomes effective as promptly as practicable. At the time such  Registration  Statement  becomes  effective,  it (i)  will  comply  in all material  respects with the applicable  provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii)
will not  contain  any untrue  statement  of a material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements
therein  not  misleading.   At  the  time  the  Registration  Statement  becomes
effective,  at the time of the Acquired Fund's shareholders' meeting, and at the
Closing, the prospectus and statement of additional  information included in the
Registration  Statement  did not and will not contain any untrue  statement of a material fact or omit to state a material fact  necessary to make the statements therein,  in the light of the  circumstances  under  which they were  made,  not misleading.

     9.   Conditions  Precedent  to be  Fulfilled  by the  Trust on behalf of the Acquired  Fund and the  Acquiring  Fund

          The consummation of this Plan and the  Reorganization  hereunder shall be subject to the following respective conditions:

          (a) That (1) all the necessary findings of fact contained herein shall be true and correct in all  material  respects  as of the Closing  with the same effect  as  though  made as of and at such  date;  (2)  the  performance  of all obligations  required by this Plan to be  performed by the Trust shall have been performed  at or prior to the Closing;  and (3) the Trust shall have  executed a certificate  signed by the President or  Vice-President  and by the Secretary or
equivalent officer to the foregoing effect.

          (b) The Trust shall provide a copy of the  resolutions  approving this
Plan  adopted by the Trust's  Board of Trustees,  certified by the  Secretary or equivalent officer.

          (c) That the Commission shall not have issued an unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of the  Trust,  the  Acquired  Fund or the  Acquiring  Fund or would  prohibit  the transactions contemplated hereby.

          (d)  That  this  Plan  and the  Reorganization  and  the  transactions contemplated  hereby shall have been approved by the  appropriate  action of the shareholders  of the  Acquired  Fund at an  annual  or  special  meeting  or any adjournment thereof.

          (e) That the  Acquired  Fund shall have  declared  a  distribution  or distributions  prior to the  Valuation  Date that,  together  with all  previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary  income and all of its capital gain net income,  if any, for the period  from the close of its last  fiscal  year to the Close of Business on the
Valuation Date, and (ii) any undistributed  ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

          (f)  That  all  required  consents  of  other  parties  and all  other consents,  orders and permits of federal, state and local authorities (including those of the Commission and of state

Blue Sky securities  authorities,  including any necessary "no-action" positions or  exemptive  orders  from  such  federal  and  state  authorities)  to  permit consummation  of the transaction  contemplated  hereby shall have been obtained, except  where  failure to obtain  any such  consent,  order or permit  would not involve  risk of material  adverse  effect on the assets and  properties  of the
Acquired Fund or the Acquiring Fund.

          (g) That  prior to or at the  Closing,  the  Trust  shall  receive  an opinion from Stradley  Ronon  Stevens & Young,  LLP ("SRSY") to the effect that, provided the acquisition  contemplated  hereby is carried out in accordance with this Plan and in accordance with customary representations provided by the Trust in certificates delivered to SRSY:

              (1)  The acquisition by the Acquiring Fund of substantially all of the assets of the Acquired  Fund in exchange  solely for the Acquiring
          Fund shares to be issued pursuant to Section 1 hereof, followed by the distribution by the Acquired Fund to its shareholders of the Acquiring
          Fund shares in complete liquidation of the Acquired Fund, will qualify as a  reorganization  within the meaning of Section  368(a)(1)  of the
          Code,  and the  Acquiring  Fund and the  Acquired  Fund will each be a
          "party to the reorganization"  within the meaning of Section 368(b) of the Code;

              (2) No gain or loss will be  recognized by the Acquired Fund upon the transfer of substantially  all of its assets to the Acquiring Fund in exchange  solely for the voting shares of the Acquiring Fund (to be issued in accordance  with Section 1 hereof) under Section  361(a) and
          Section 357(a) of the Code;

              (3)  No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of  substantially  all of the assets of the Acquired
          Fund in exchange  solely for the voting shares of the  Acquiring  Fund
          (to be issued in  accordance  with  Section  1 hereof)  under  Section
          1032(a) of the Code;

              (4)  No gain or loss will be  recognized by the Acquired Fund upon the  distribution  of the  Acquiring  Fund shares to the Acquired Fund shareholders in accordance with Section 1 hereof in liquidation of the
          Acquired Fund under Section 361(c)(1) of the Code.

              (5)  The basis of the assets of the Acquired  Fund received by the
          Acquiring  Fund  will be the same as the  basis of such  assets to the
          Acquired Fund  immediately  prior to the exchange under Section 362(b)
          of the Code;

              (6)  The  holding  period  of the  assets  of the  Acquired  Fund received by the  Acquiring  Fund will include the period  during which such assets were held by the Acquired  Fund under  Section  1223(2) of the Code;

              (7)  No gain or loss will be recognized by the shareholders of the
          Acquired  Fund upon the exchange of their shares in the Acquired  Fund for the voting shares  (including  fractional shares to which they may be entitled) of the Acquiring  Fund (to be issued in  accordance  with
          Section 1 hereof) under Section 354(a) of the Code;

                                       10

              (8)  The  basis  of the  Acquiring  Fund  shares  received  by the
          Acquired  Fund  shareholders  in  accordance  with  Section  1  hereof
          (including  fractional  shares to which they may be entitled)  will be the same as the basis of the  shares of the  Acquired  Fund  exchanged therefor under Section 358(a)(1) of the Code;

              (9)  The holding period of the Acquiring Fund's shares received by the Acquired  Fund's  shareholders in accordance with Section 1 hereof
          (including  fractional  shares  to which  they may be  entitled)  will include the holding period of the Acquired  Fund's shares  surrendered in exchange therefor, provided that the Acquired Fund shares were held as a capital  asset on the date of the  Reorganization  under  Section
          1223(l) of the Code; and

              (10) The Acquiring  Fund will succeed to and take into account as of the date of the  transfer (as defined in Section  1.381(b)-1(b)  of the regulations issued by the United States Department of the Treasury
          (the "Treasury Regulations")) the items of the Acquired Fund described in  Section  381(c)  of  the  Code,  subject  to  the  conditions  and limitations  specified in Sections  381, 382, 383 and 384 of the Code, and the Treasury Regulations.

          (h)  That  the  Trust  shall  have  received  an  opinion  in form and substance reasonably  satisfactory to it from SRSY, counsel to the Trust, to the effect that:

              (1)  The Trust was  created as a business  trust under the laws of the State of Delaware on December  17, 1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

              (2)  The  Trust  is  an  open-end,   investment  company  of  the
          management type registered as such under the 1940 Act;

              (3)  The  Trust is  authorized  to issue an  unlimited  number  of shares of beneficial interest, without par value, of the Acquired Fund and Acquiring Fund.

              (4)  Assuming that the initial  shares of  beneficial  interest of the Acquired Fund were issued in accordance with the 1940 Act, and the
          Agreement and Declaration of Trust and By-Laws of the Trust,  and that all other  such  outstanding  shares of the  Acquired  Fund were sold, issued and paid for in accordance  with the terms of the Acquired Fund prospectus in effect at the time of such sales,  each such outstanding share is validly issued, fully paid and non-assessable;

              (5)  Assuming that the initial  shares of  beneficial  interest of the Acquiring Fund were issued in accordance with the 1940 Act and the
          Trust's  Agreement and Declaration of Trust and By-Laws,  and that all other such outstanding  shares of the Acquiring Fund were sold, issued and paid for in  accordance  with the  terms of the  Acquiring  Fund's prospectus in effect at the time of such sales,  each such outstanding share is validly issued, fully paid and non-assessable;

                                       11

              (6)  Except  as  disclosed  in each of the  Acquired  Fund's  and
          Acquiring Fund's currently effective prospectus, such counsel does not know  of  any  material  suit,  action,  or  legal  or  administrative proceeding  pending or threatened  against the Trust,  the unfavorable outcome of which would  materially and adversely affect the Trust, the
          Acquired Fund or the Acquiring Fund;

              (7)  The shares of beneficial interest of the Acquiring Fund to be issued  pursuant  to the  terms of  Section  1 hereof  have  been duly authorized  and,  when issued and  delivered as provided in this Plan,
          will  have  been   validly   issued   and  fully   paid  and  will  be
          non-assessable  by  the  Trust  or the  Acquiring  Fund,  and to  such counsel's  knowledge,  no  shareholder  has any  preemptive  right  to subscription or purchase in respect thereof other than any rights that may be deemed to have been granted pursuant to this Plan;

              (8)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is  required  for the  consummation  by the Trust of the  transactions contemplated by this Plan, except such as have been obtained under the
          1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including, in the  case  of  each  of  the  foregoing,  the  rules  and  regulations thereunder and such as may be required under state  securities  laws);
          and

              (9)  Neither the  execution  nor  performance  of this Plan by the
          Trust  violates any  provision of its  Agreement  and  Declaration  of
          Trust,  its  By-Laws,  or the  provisions  of any  agreement  or other instrument,  known to such counsel to which the Trust is a party or by which the Trust is otherwise bound.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on  certificates  of the officers of the Trust with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

          (j) That the Trust's Registration Statement with respect to the shares of  beneficial  interest of the  Acquiring  Fund to be delivered to the Acquired
Fund's  shareholders  in  accordance  with  Section 1 hereof  shall have  become effective,  and no stop order  suspending the  effectiveness of the Registration
Statement or any amendment or supplement  thereto,  shall have been issued prior to the Closing or shall be in effect at the Closing,  and no proceedings for the issuance of such an order shall be pending or threatened on that date.

          (k) That the shares of beneficial interest of the Acquiring Fund to be delivered in accordance  with Section 1 hereof shall be eligible for sale by the
Trust with each state  commission  or agency  with  which  such  eligibility  is required in order to permit the shares lawfully to be delivered to each Acquired
Fund shareholder.

          (l) That at the Closing,  the Trust,  on behalf of the Acquired  Fund, transfers  to the  Acquiring  Fund  aggregate  Net Assets of the  Acquired  Fund comprising  at least 90% in fair market value of the total net assets and 70% in fair  market  value of the  total  gross  assets  recorded  on the  books of the
Acquired Fund at the Close of Business on the Valuation Date.

                                       12

     10.  Fees and Expenses; Other Plans

          The expenses of entering into and carrying out the  provisions of this
Agreement,  whether or not  consummated,  shall be borne  33.33% by the Acquired
Fund; 33.33% by the Acquiring Fund; and 33.34% by Delaware Management Company, a
series of Delaware Management Business Trust ("DMC").

     11.  Termination; Waiver; Order

          (a) Anything  contained in this Plan to the contrary  notwithstanding, the Trust may terminate this Plan and the Reorganization may be abandoned at any time  (whether  before or after  adoption  thereof  by the  shareholders  of the
Acquired Fund) prior to the Closing.

          (b) If the  transactions  contemplated  by this  Plan  have  not  been consummated  by December 31, 2006,  this Plan shall  automatically  terminate on that date, unless a later date is established by the Trust.

          (c)  In  the  event  of  termination  of  this  Plan  pursuant  to the provisions  hereof,  the same shall become void and have no further effect,  and there  shall  not be any  liability  on the part of the  Trust or its  trustees, officers, agents or shareholders in respect of this Plan.

          (d) At any time prior to the Closing,  any of the terms or  conditions of this Plan may be waived by the Trust.

          (e) The  respective   necessary  findings  of  fact   and  obligations
contained in Sections 4-8 hereof shall expire with,  and be  terminated  by, the consummation  of the Plan,  and  neither  the  Trust,  nor any of its  officers, trustees,  agents or shareholders  shall have any liability with respect to such necessary  findings of fact or  obligations  after the Closing.  This  provision shall not  protect  any  officer,  trustee,  agent or  shareholder  of the Trust against any  liability  for which such officer,  trustee,  agent or  shareholder would otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties in the conduct of such office.

          (f) If any order or orders of the Commission with respect to this Plan shall  be  issued  prior to the  Closing  and  shall  impose  any  terms or conditions  that are  determined  by action of the Board of Trustees of the
     Trust to be acceptable,  such terms and conditions shall be binding as if a part of this Plan without  further vote or approval of the  shareholders of the Acquired Fund, unless such further vote is required by applicable law.

     12.  Liability of the Trust

          The Trust  acknowledges  that: (i) all  obligations of the Trust under this Plan are binding only with respect to the Trust,  the Acquired Fund and the
Acquiring  Fund; (ii) any liability of the Trust under this Plan with respect to the Acquiring Fund, or in connection with the transactions  contemplated  herein with respect to Acquiring  Fund,  shall be discharged  only out of the assets of the  Acquiring  Fund;  (iii) any  liability  of the Trust  under  this Plan with
respect  to  the  Acquired  Fund,  or  in  connection   with  the   transactions
contemplated  herein with respect to the Acquired Fund, shall be discharged only out of the assets of the  Acquired  Fund;  and (iv) no other series of the Trust shall be liable with respect to this Plan or in connection with the transactions

                                       13

contemplated  herein,  and that  neither the Trust,  the  Acquired  Fund nor the
Acquiring Fund shall seek  satisfaction of any such obligation or liability from the shareholders of any other series of the Trust.

     13.  Final Tax Returns and Forms 1099 of the Acquired Fund

          (a) After the  Closing,  the Trust  shall or shall cause its agents to prepare  any  federal,  state or local Tax  returns,  including  any Forms 1099, required  to be filed by the Trust with  respect to the  Acquired  Fund's  final taxable year ending with its complete  liquidation  and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

          (b) Any  expenses  incurred by the Trust or the  Acquired  Fund (other than for payment of Taxes) in connection with the preparation and filing of said
Tax returns  and Forms 1099 after the  Closing,  shall be borne by the  Acquired
Fund to the extent such  expenses  have been or should have been  accrued by the
Acquired  Fund in the  ordinary  course  without  regard  to the  Reorganization contemplated by this Plan; any excess expenses shall be borne by DMC at the time such Tax returns and Forms 1099 are prepared.

     14.  Amendments

          This Plan may only be amended in writing at the direction of the Board of Trustees of the Trust.

     15.  Governing Law

          This Plan shall be governed by and carried out in accordance  with the laws of the State of Delaware.

          The Trust has  adopted  this  Plan of  Reorganization  and it shall be deemed effective, all as of the day and year first-above written.

                               Delaware Group Tax-Free Fund, on
                               behalf of the Delaware Tax-Free USA
                               Fund and the Delaware Tax-Free
                               Insured Fund

                               By /s/ Jude T. Driscoll
                                  Jude T. Driscoll, President and Chief
                                  Executive Officer